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                         CONSENT OF INDEPENDENT AUDITORS



The Board of Trustees and Unitholders of the Elfun Mutual Funds:

We consent to the use of our report dated February 9, 2001 for the Elfun International Equity Fund, Elfun Trusts, Elfun Diversified Fund, Elfun Tax-Exempt Income Fund, Elfun Income Fund and Elfun Money Market Fund, (the "Elfun Funds"), incorporated herein by reference under the headings, "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.


                                                           KPMG LLP



New York, New York
April 25, 2001